UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHA NGE ACT OF 1934

Anchiano Therapeutics Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1/3 High-Tech Village, Givat Ram, P.O. Box 39264

Jerusalem, 9139102 Israel

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing five ordinary shares, no par value per share Ordinary shares, no par value per share*	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-229155

Securities to be registered pursuant to Section 12(g) of the Act: None

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares represent the right to receive five ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (File No. 333-229522). Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description of the securities being registered is set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333-229155), originally filed with the Securities and Exchange Commission on January 7, 2019, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference. Copies of such description will be filed with The Nasdaq Stock Market LLC.

Item 2.	Exhibits

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 8, 2019	Anchiano Therapeutics Ltd.

	By:	/s/ Dr. Frank G. Haluska
	Name:	Dr. Frank G. Haluska
	Title:	Chief Executive Officer